EXPENSE LIMIT AGREEMENT

         Expense Limit Agreement made as of August 1, 2006 and as revised on January 1, 2007 between Pioneer Investment Management, Inc. ("PIM") and Pioneer Variable Contracts Trust (the "Trust") with respect to the Trust's series of shares of beneficial interest listed on Appendix I hereto (each a "Portfolio").

         Whereas PIM wishes to reduce the expenses of each Portfolio; and

         Whereas the Trust wishes to have PIM enter into such an agreement.

         Now therefore the parties agree as follows:

         SECTION 1. PIM agrees to limit each Portfolio's expenses (the "Expense Limitation") by waiving PIM's fees and/or reimbursing the Portfolio for the Portfolio's ordinary operating expenses so that the total expenses of the Portfolio (other than extraordinary expenses, such as litigation, taxes, brokerage commissions, etc.) with respect to Class I or Class II shares, as designated in Appendix I, do not exceed the percentage of average daily net assets attributable to Class I or Class II shares, as specified in Appendix I, on an annual basis. PIM also agrees to waive its fees and/or reimburse the fund-wide expenses attributable to any other authorized class of a Portfolio's shares to the same extent that such expenses are reduced for that Portfolio's Class I or Class II shares, as the case may be. In no event, shall Pioneer Funds Distributor, Inc. be required to waive or PIM reimburse any fees payable under the Trust's Rule 12b-1 Plan.

         SECTION 2. PIM may terminate or modify the Expense Limitation only in accordance with this Agreement. PIM agrees that the Expense Limitation shall not be modified or terminated during the remainder of the fiscal year in which this Agreement or any predecessor Agreement is executed. PIM shall be entitled to modify or terminate the Expense Limitation with respect to any fiscal year that commences subsequent to the date this Agreement is executed if, but only if, PIM elects to modify or terminate the Expense Limitation with respect to such subsequent fiscal year and such election is made prior to the effective date of the Trust's post-effective amendment to its Registration Statement on Form N-1A to incorporate the Portfolios' financial statements; provided that this Agreement shall remain in effect at all times with respect to a Portfolio until the Portfolio's then current prospectus is amended or supplemented to reflect the termination or modification of this Agreement. The election by PIM referred to in the preceding sentence shall not be subject to the approval of the Trust or its Board of Trustees, but PIM shall notify the Board of Trustees in advance of the termination or modification of the Expense Limitation.

         SECTION 3. This Agreement shall be governed by the laws of the State of Delaware.

In witness whereof, the parties hereto have caused this Agreement to be signed as of the 1st day of January, 2007.


                                     PIONEER VARIABLE CONTRACTS TRUST


                                      By:
                                      ----------------------------------
                                      Name: Vincent Nave
                                      Title:   Treasurer


                                      PIONEER INVESTMENT MANAGEMENT, INC.


                                      By:
                                      Name: Mark Goodwin
                                      Title:   Executive Vice President and
                                               Chief Executive Officer

                                                    APPENDIX I

Effective as of January 1, 2007:

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                PORTFOLIO                      CLASS                     EXPENSE LIMITATION
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Pioneer Bond VCT Portfolio                    Class I                   0.62% until 05/01/08
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Pioneer Core Bond VCT Portfolio               Class II                  0.85% until 05/01/08
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Pioneer Cullen Value VCT Portfolio            Class II                  1.00% until 05/01/08
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Pioneer Equity Opportunity VCT Portfolio      Class II                  1.25% until 05/01/08
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Pioneer Fund VCT Portfolio                    Class II                  1.00% until 05/01/08
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Pioneer Global High Yield VCT Portfolio       Class II                  1.00% until 05/01/08
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Pioneer Growth Opportunities VCT              Class I                   0.85% until 05/01/08
Portfolio
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Pioneer Ibbotson Aggressive Allocation        Class II                 0.74%* until 05/01/08
VCT Portfolio
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Pioneer Ibbotson Growth Allocation VCT        Class II                 0.38%* until 05/01/08
Portfolio
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Pioneer Ibbotson Moderate Allocation VCT      Class II                 0.39%* until 05/01/08
Portfolio
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Pioneer Mid Cap VCT Portfolio                 Class I                   0.88% until 05/01/08
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Pioneer Money Market VCT Portfolio            Class I                   0.90% until 05/01/08
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Pioneer Oak Ridge Large Cap Growth VCT        Class II                  0.95% until 05/01/08
Portfolio
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Pioneer Small and Mid Cap Growth VCT          Class II                  1.00% until 05/01/08
Portfolio
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Pioneer Small Cap Value VCT Portfolio         Class I                   1.00% until 05/01/08
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Pioneer Value VCT Portfolio                   Class II                  1.30% until 05/01/08
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*Expense limitation applies to the Portfolio's direct ordinary operating expenses and not the expenses of the underlying funds.